UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 20, 2018

Perrigo Company plc

(Exact name of registrant as specified in its charter)

Commission file number 001-36353

Ireland	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Treasury Building, Lower Grand Canal Street, Dublin 2, Ireland	—
(Address of principal executive offices)	(Zip Code)

+353 1 7094000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Information.

Perrigo Pharma International, a designated activity company organized under the laws of Ireland, formerly known as Elan Pharma International Limited (“Elan Pharma”) and currently a subsidiary of Perrigo Company plc (“Perrigo” or the “Company”), will timely file an appeal with the Irish Tax Appeals Commission regarding a Notice of Amended Assessment (“NoA”) issued by the Irish Office of the Revenue Commissioners (“Irish Revenue”) for the calendar year ended December 31, 2013.

The NoA is dated November 29, 2018, and assesses an Irish corporation tax liability against Elan Pharma in the amount of €1,636 million, not including interest or any applicable penalties. Perrigo strongly disagrees with this assessment and believes that the NoA is without merit and incorrect as a matter of law. In addition, no payment of any amount related to this assessment is required to be made, if at all, until all applicable proceedings have been completed, which could take a number of years.

Perrigo acquired Elan Pharma through the December 2013 business combination between Perrigo’s predecessor and Elan Corporation, plc. The NoA relates to the tax treatment of the April 2013 sale by Elan Pharma of Tysabri® intellectual property and related assets to Biogen Idec. As previously reported, the consideration paid by Biogen Idec took the form of an upfront payment and future contingent payments. The upfront payment received from Biogen Idec in 2013 and contingent payments received in subsequent years were recognized as trading income in Elan Pharma’s tax returns filed with Irish Revenue. This treatment is consistent with Elan Pharma’s activities for two decades relating to the active management of intellectual property rights, which includes acquiring, developing, holding, exploiting, dealing in and disposing of intellectual property rights for use in the pharmaceutical industry.

On October 30, 2018, two months before the expiry of the applicable five year statutory limitation period, Irish Revenue issued an audit findings letter to Elan Pharma asserting the claim (a) that IP sales transactions by Elan Pharma, including the sale of Tysabri®, were not part of the trade of Elan Pharma and therefore should have been treated as chargeable gains subject to an effective 33% tax rate, rather than the 12.5% tax rate applicable to trading income, and (b) that all amounts received in respect of both the Tysabri® transaction and the related transaction entered into with RPI Finance Trust in 2017 should be taxed in Elan Pharma’s 2013 tax year.

The audit findings letter expressly invited Elan Pharma to bring any areas of disagreement to Irish Revenue’s attention. Elan Pharma promptly met with Irish Revenue and made two written submissions. However, less than a month later—at a time when Perrigo believed that discussions concerning the matter were ongoing—Irish Revenue issued the NoA. Perrigo then asked Irish Revenue to clarify the basis of their assessment and provided Irish Revenue with additional documentary support and analysis. Irish Revenue recently communicated to Perrigo that no further information would be provided to clarify the basis of its assessment and that, as a matter of procedure, Perrigo was to move forward with filing its appeal. The deadline for filing an appeal is December 28, 2018.

Perrigo strongly disagrees with both the basis on which Elan Pharma has been assessed and the methodology used to calculate the amount set out in the NoA. Perrigo firmly believes that the NoA is without merit and that Irish Revenue’s position is incorrect as a matter of law. Perrigo also believes that, based on applicable case law, Irish Revenue’s published guidance on what constitutes a trade for Irish tax purposes, and related published precedents, Elan Pharma’s tax returns were filed correctly. For approximately 20 years, Elan Pharma has consistently filed its Irish corporation tax returns on the basis that it was carrying on a trade of acquiring, developing, holding, exploiting, dealing in and disposing of intellectual property rights and licenses for use in the pharmaceutical industry. Perrigo can point to numerous examples of prior disposals of such rights where such treatment for tax purposes has not been disputed by Irish Revenue. Accordingly, Perrigo will timely appeal the NoA and will pursue all available administrative and judicial avenues as may be necessary or appropriate.

Perrigo regularly assesses the likelihood of adverse outcomes resulting from tax examinations to determine the adequacy of its tax reserves. Perrigo believes that, based on a review of the relevant facts and circumstances, this matter will not result in a material impact on Perrigo’s consolidated financial position, results of operations or cash flows as of December 31, 2018. However, while Perrigo believes its position to be correct, there can be no assurance of an ultimate favorable outcome, and if the matter is ultimately resolved unfavorably it would have a material adverse impact on Perrigo, including on liquidity and capital resources. Perrigo will consider the financial statement impact of any additional facts as the same become available. In any event, it is important to note that no payment of the additional amounts assessed is currently required, nor does the Company anticipate that the NoA will have a material adverse impact on its liquidity position, unless and until a final determination of the matter is reached that is adverse to the Company, which could take a number of years.

Forward-Looking Statements

Certain statements in this current report are “forward-looking statements.” These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “forecast,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or the negative of those terms or other comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control, including: the timing, amount and cost of any share repurchases; future impairment charges; the success of management transition; customer acceptance of new products; competition from other industry participants, some of whom have greater marketing resources or larger market shares in certain product categories than the Company does; pricing pressures from customers and consumers; potential third-party claims and litigation, including litigation relating to the Company’s restatement of previously-filed financial information; potential impacts of ongoing or future government investigations and regulatory initiatives; resolution of uncertain tax positions; the impact of tax reform legislation and healthcare policy; general economic conditions; fluctuations in currency exchange rates and interest rates; the consummation of announced acquisitions or dispositions and the success of such transactions, and the Company’s ability to realize the desired benefits thereof; and the Company’s ability to execute and achieve the desired benefits of announced cost-reduction efforts and strategic and other initiatives. Statements regarding the separation of the RX business, including the expected benefits, anticipated timing, form of any such separation and whether the separation ultimately occurs, are all subject to various risks and uncertainties, including future financial and operating results, our ability to separate the business, the effect of existing interdependencies with our manufacturing and shared service operations, and the tax consequences of the planned separation to the Company or its shareholders. These and other important factors, including those discussed under “Risk Factors” in the Company’s Form 10-K for the year ended December 31, 2017, as well as the Company’s subsequent filings with the United States Securities and Exchange Commission, may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements in this current report are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant)

PERRIGO COMPANY PLC

Dated: December 20, 2018	By:	/s Todd W. Kingma
Todd W. Kingma
Executive Vice President, General Counsel and Secretary